Exhibit 10.26

DIRECT LINKAGE AND DOT AGREEMENT

This AGREEMENT (the “Agreement”) is executed and entered into on January 29, 2002, by and between Archipelago, L.L.C., an Illinois limited liability company (“Archipelago”), and NYFIX Millennium LLC (“Millennium”), a limited liability company (collectively “the parties” or “both parties” or each party”).

WHEREAS, Archipelago owns and operates an electronic communications network (“Archipelago ECN”), as defined in Rules 11Ac1-1 and 11Acl-4 promulgated under the Securities Exchange Act of 1934, as amended, (“the Act”) and is registered as an Alternative Trading System” (“ATS”) pursuant to Section 3 of the Act and the rules promulgated thereunder, as well as Regulation ATS (December 22, 1998), that matches and executes buy and sell orders for securities on behalf of its institutional and broker-dealer customers:

WHEREAS, Millennium owns and operates an “Alternative Trading System” (“ATS”) pursuant to Section 3 of the Act and the rules promulgated thereunder, as well as Regulation ATS (December 22, 1998), that matches and executes buy and sell orders for securities on behalf of its institutional and broker-dealer customers:

WHEREAS, both parties are subject to all rules and regulations of the National Association of Securities Dealers (“NASD”) and the U.S. Securities and Exchange Commission (“SEC”);

WHEREAS, both parties desire to send and receive the other parties orders on their respective trading systems for execution or pass through routing to another available, approved execution venue of the senders choice; and,

WHEREAS, both parties desire to establish a mechanism for order routing via a computer to computer interface.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth herein, the parties agree as follows:

ARTICLE I
AGREEMENT TO PROVIDE SERVICE

1.1.                            Compliance with Nasdaq Requirements.  Until such time as this Agreement is either terminated or canceled, each party agrees to provide to the other party, on the terms and conditions set forth herein, the connectivity and services to the other party’s system for execution or pass through routing to another available, approved execution venue of the senders choice, as described and defined in this Agreement or in Nasdaq Requirements, as defined below. “Nasdaq Requirements” shall mean: (a) the rules and regulations, interpretations, decisions, opinions, orders, and other requirements of the SEC; (h) the rules and regulations of the NASD and its affiliates; (c) the NASD’s and affiliates’ decisions, interpretations, operation procedures, specifications, requirements; (d) all other applicable laws, statutes , rules, regulations, orders, decisions, interpretations, opinions, and other requirements, whether promulgated by the United States or any other applicable jurisdiction (including the area of intellectual property); and (e) the successors, as they may exist at the time, of the components of Nasdaq Requirements.

ARTICLE II
PROVISIONS OF THE LINKAGE

2.1.                             Provision of the System.  Each party shall provide the other party with the ability to route orders through the other party’s ATS. Each party acknowledges and agrees that the other party’s software and equipment is and will remain the sole and exclusive property of the other party, and shall reasonably maintain all such software and equipment on its premises in good working order free of physical harm.

2.2.                             Integrity of Service.  Both parties represent and warrant that it will not interfere with or adversely affect the other party’s equipment or software, or any of the component parts or processes of the linkage system.

2.3.                             Linkage Costs.  Each party shall be responsible for and bear its own costs and expenses associated with the installation and maintenance of all appropriate communication lines related to its link to the other party’s ATS.

2.4.                             Changes to the ATS.  Each party acknowledges and agrees that nothing in this Agreement constitutes an undertaking by the other party to provide its ATS in the present form or under the current specifications, requirements, with the current software interfaces, or to continue to use existing communications facilities. Each party, in its sole discretion, may from time to time make additions to, deletions from, or modifications to its ATS and to its communications facilities. Each party further agrees to make reasonable efforts to notify the other party of changes to that party’s ATS or communications facilities, other than minor changes, at least fourteen (14) days prior to any such change, unless a malfunction necessitates modifications on an accelerated basis or an emergency precludes such advance notice or a shorter time period is required pursuant to an order of a court, arbitrator or regulatory body.

2.5.                               Monitoring Personnel.  Each party acknowledges and agrees that it shall reasonably monitor its employees or agents (“personnel”) and use best efforts to ensure that, in connection with the use of the other party’s ATS, all personnel abide by and comply with all applicable provisions of the federal and state laws, including the rules and regulations of any self-regulatory organization of which either party is a member.

ARTICLE III
DOT SYSTEM

3.1.                            The System.  Millennium operates an electronic system (the “System”) for the purpose of routing securities orders to markets (as described below) for execution. ARCA wishes to make use of the System. As an accommodation to ARCA, Millennium has agreed to provide it with use of the System on the terms and conditions set forth below.

3.2.                            Provisions of the System.  Subject to the provisions of this Agreement. Millennium will provide ARCA, during the term of this Agreement, use of the System. This Agreement may not he assigned or otherwise transferred in whole or in part by either party except as provided in Section 11 .7 of this Agreement.

3.3                               Payments.  ARCA shall pay to Millennium the amounts shown on the attached Schedule B as a commission for each transaction which ARCA forwards to Millennium, for routing securities orders to markets, as provided for in this Agreement, less any applicable clearing and settlement charges paid by Millennium, which shall be aggregated at the end of each billing month and then billed.

3.4.                            Short and Long Sell Orders.  With respect to the rules promulgated by the Securities and Exchange Commission under Section 10(a) of the Securities Exchange Act of 1934, ARCA hereby undertakes and agrees to properly designate all sell orders for securities as either “long” or “short” and in the case of short orders the parties agree that such “short” designation obligates ARCA to borrow the stock without further representation or confirmation that the stock is available to borrow

ARTICLE  IV
REPRESENTATIONS AND WARRANTIES

4.1.                            System Compliance.  Each party represents and warrants that during the term of this Agreement each party’s ATS will remain in compliance with this Agreement and with SEC and the Nasdaq Requirements.

4.2.                            Intellectual Property.  Neither party shall reverse engineer, decompile, disassemble, re-engineer or otherwise attempt to discover the source code or the structural framework of the other party’s ATS. Each party agrees that it will not redistribute or provide the other party’s Shared Book information to a third party and receive consideration (i.e., fees) for such Shared Book Information unless otherwise agreed by the parties. No such consent is required by either party where the other party’s Shared Book information is redistributed or provided to a third-party and no consideration (i.e., fees) is received by party providing the information to the third party. In the event that either party redistributes or provides the other party’s Shared Book Information to a third party, the party providing that information shall obtain from the third party prophylactic language that is consistent with the language and spirit of Articles III, VI, VII, and VIII of this Agreement in order to protect the party whose Shared Book Information is being provided.

4.3.                            Other Representations.  Each party hereby represents and warrants to the other party, and covenants and agrees with the other party, that, while this Agreement is in force: (a)

it has the right, power and authority to enter into this Agreement and perform its obligations as set forth herein; and (b) it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would interfere or conflict with its obligations under this Agreement.

ARTICLE V
PAYMENT OF FEES

5.1.                            Term of Agreement. The initial term of this Agreement shall be for one month from the last day of the calendar month stated above. This Agreement will be automatically extended for one month terms from month to month, unless terminated by either party pursuant to Sections 9.1 or 9.2 herein.

5.2.                             Payment of Fees. Each party agrees to pay the other party the reasonable commissions and fees (sometimes referred to as “liquidity fees”), as set forth in Schedule A. attached hereto, for trades executed on the other party’s ATS. Either party may modify its fees and commission as set forth in Schedule A, upon thirty (30) days written notice to the other party, but no less than thirty (30) days after the execution date of this Agreement.

ARTICLE VI
CLEARING AND SETTLEMENT

6.1.                               Settlement Obligations. Each party acknowledges and agrees that it is each party’s absolute, unconditional and unassignable obligation, in connection with each securities trade executed through the other party’s ATS, to make and ensure timely delivery of the subject securities and/or funds, in good deliverable form, free and clear of any lien, claim, interest or restriction of any sort, as well as any required remittance of interest, dividend payments. or other distributions. Each Party shall honor this settlement obligation: (i) whether or not such executed trade was made for a principal, or for a third-party account as a broker, agent, trustee or other representative; (ii) whether or not any such third-party account honors its obligations to deliver in a timely manner securities and/or funds, or to remit in a timely manner interest, dividends, or other distributions to either party; (iii) whether or not said trade was executed by an authorized person, or authorized by such party or (iv) whether or not either party wishes to challenge or raise defenses of any nature whatsoever to such transaction. Without limiting the foregoing obligation, in the event that either party does not receive timely delivery of securities and/or funds from a third-party account, or in the event that either party becomes aware that a third party for whom the party is acting or unwilling or unable to settle any transaction, that party shall provide the other party immediate notice thereof, including without limitation, the name and address of the third party. if either party breaches its obligations herein, or otherwise challenges any executed trade made through the System, the other party may, in its sole discretion, promptly disclose to the broker-dealer on the contra side of the transaction, the name of the defaulting or challenging party, as well as such supporting documentation pertaining to the transaction as is available to the party.

Either party, in its sole discretion, may also inform its other broker-dealers of such default or challenge, and of the identity of the third party involved in the default. Neither party shall have liability to the other party in connection with such notification.

ARTICLE VII
USE OF THE SHARED BOOK INFORMATION

7.1.                             Grant of Non-Exclusive License.

(a)                                  Neither party shall use the other party’s ATS with computerized voice technology or any automated information inquiry system or similar technology.

(b)                                  If’ either party provides its logo or trademark to the other party in connection with providing the Shared Book Information, the party receiving the logo or trademark shall not alter, modify, or change it in any manner when displaying or publishing it on its trading system.  Notwithstanding the foregoing, neither party’ shall incorporate the other party’s logos or trademarks into any advertising, branding, or other promotional material without the prior written consent of the other party.

(c)                                  Any use by either party of logos or trademarks of the other party shall comply with all applicable laws and regulations.

(d)                                  Both parties acknowledge that they have no right, title, or interest in the other party’s Shared Book Information or logos or trademarks, and that nothing in this Agreement shall be construed as an assignment to the other party of any ownership interest of the foregoing. Additionally, nothing herein shall affect either party’s intellectual property rights in connection with Shared Book Information or logos or trademarks.

ARTICLE VIII
PROPRIETARY INFORMATION

8.1.                             Proprietary Information.  Each party acknowledges and agrees that the software and protocols provided by the other party are trade secrets proprietary and unique to cacti party, and that copyright and patent rights of either party may also exist. Each party acknowledges and agrees that the other party’s third party vendors, including, but not limited to software, hardware, data, and communications providers, have exclusive proprietary rights in their respective information and data. Each party, on behalf of itself and its employees, agrees to keep such information confidential, and to utilize this information solely for its own business activities. Both parties further agree to take or cause to be taken all reasonably necessary precautions to maintain the secrecy and confidentiality of such proprietary information, and shall neither disclose the same to any person or entity, unless expressly permitted by the other party. Proprietary Information shall not include information which: (a) is in the public domain at the time of disclosure; (b) was in the lawful possession of or demonstrably known by the recipient prior to its receipt from either party; or (c) is independently developed by either party without use of the proprietary information.

(a)                                  In the event either party receives a request, or is required (by interrogatory, request for information or documents, subpoena, deposition, civil or administrative investigative demand or other process) to disclose proprietary or confidential information (as defined immediately below), that party shall provide (if permitted by law) prompt notice of such request or demand and a copy of the written request or demand, if any, to the subject party within one day upon receipt and shall not (unless required by law) comply with such subpoena or other process until receiving written notification from the subject party that it may proceed. In connection with the above, the party receiving a request for proprietary or confidential information of the other party shall tender all legal and equitable defenses to the other party immediately upon request. but is not prohibited from asserting any legal, equitable, or administrative right or defense in connection therewith.

8.2.                              Confidentiality. Each party shall keep confidential the information related to the other party’s ATS, both oral and written, that is given to the other party. Neither party shall disclose the identity of a customer to other broker-dealers or to third parties, in connection with any transaction executed or any message sent or received by either party through either party’s ATS, except that either party may make such disclosure:

(a)                                  to facilitate the settlement of transactions of securities;

(b)                                  pursuant to prior authorization by both parties in writing;

(c)                                  in the context of a published list; or

(d)                                  pursuant to an order or subpoena of a court or regulatory body having jurisdiction over either party or where required by law or regulation to be made available to any regulatory body having appropriate authority, (though subject to Section 7.1(a) above).

ARTICLE IX
INDEMNITY AND LIABILITY

9.1.                            Indemnity. Each party shall indemnify and hold harmless the other party, its employees, directors, and agents. its subsidiaries and affiliates and each other broker-dealer on the contra side of any executed trade, from and against:

(a)                                  any and all liabilities, obligations, damages, claims, including reasonable attorneys’ fees and other expenses, incurred in the investigation and defense of third party claims and actions by such party resulting from or arising out of any misrepresentation or non-fulfillment of any covenant or agreement on the part of the other party, its employees, directors, or agents under the terms of this Agreement; and

(b)                                  the infringement (or alleged infringement) by the non-infringing party, its employees, directors, or agents, of any intellectual property right or other property or proprietary rights of the other party.

9.2.                              Liability.

(a)                                  Each party agrees that, except as provided in Section 8.2(c) hereof, the other party, its employees, directors, and agents, its subsidiaries and affiliates shall not be liable for any loss of profits (anticipated or otherwise). loss of use, trading losses, loss of other costs or savings, loss by reason of shutdown in operation or for increased expenses of operation, or any other damages suffered, or cost and expenses incurred by either party, any customers of either party or any third party, of any nature, or from any cause whatsoever, whether direct, special, incidental, or consequential, arising out of the furnishing, performance, maintenance, or use of, or inability to use, the services, equipment, communications lines, software, databases, manuals and any other materials furnished by or on behalf of either party.

(b)                                  The services, equipment, communications lines, software, databases, manuals, and other materials are provided “as is,” without warranties of any kind, including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose and non-infringement, by either party, its subsidiaries and affiliates. Nor is there any suggestion that the services, equipment, software, databases, manuals and other materials will meet the other party’s requirements, be error free, or operate without interruption, in particular. and without limiting the generality of the foregoing, neither party makes any warranty that orders processed through either party’s ATS will be executed. Each party expressly disclaims all warranties of any kind, express, implied or statutory (including without limitation, use, timeliness, truthfulness, sequence, completeness, accuracy, freedom from interruption, and any implied warranties arising from trade usage, course of dealing, or course of performance).

(c)                                  Except with respect to (i) liability for death of or personal injury to the other party’s employees directly caused by such party’s ATS insofar as such death or injury resulted directly from the negligence of such party and (ii) a knowing and deliberate breach of this Agreement, as to which there shall be no cap, with respect to (A) gross negligence or (B) if any of the foregoing disclaimers and waivers of liability shall be deemed invalid or ineffective, neither party shall be liable to the other party in any and all events under this Agreement for an amount of losses or damages exceeding in the aggregate, during the term of this Agreement, the greater of(l) the fees paid by such party to the other party during the [***] months preceding the first such loss or damage or (2) [***]. Each party understands and agrees that the pricing for the linkage reasonably reflects the allocation of risk and limitation of liability set forth in this section. The foregoing limitations on damages do not limit liability for payments due under Article IV of this Agreement.

ARTICLE X
TERMINATION

10.1.                     Termination by Either Party Without Cause. Either party may terminate this Agreement in its sole discretion only upon thirty (30) days prior written notice to the other party. In no event shall termination by either party relieve the other party of obligations already incurred, including payment obligations under Articles HI and V of this Agreement.

10.2.                     Termination by Either Party “for Cause.” Either party may terminate this Agreement at any time, without any liability of as a consequence thereof, where:

(a)                                  the other party has made or furnished any false or misleading representations or certifications in connection with this Agreement;

(b)                                  the other party has breached any material obligation that must be performed pursuant to this Agreement;

(c)                                  the other party has violated or will violate any applicable law or regulation in connection with its use of the other party’s ATS;

(d)                                  the other party has failed to pay fees and commissions that are due and owing within two (2) months of the date due or has consistently failed to pay debts on a timely basis (six (6) late payments will be considered “consistent”); or

(e)                                  the other party is notified by the NASD or any other regulatory body that either party is no longer a member in good standing.

ARTICLE XI
MISCELLANEOUS

11.1.                     Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if and when delivered by hand or mailed, certified or registered mail return receipt requested with postage prepaid, to the address of Archipelago or Millennium as set forth below, or to such other person or

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

address as either party shall furnish in writing:

If to Archipelago:	If to Millennium:

Archipelago, L.L.C.	Daniel A. Nole
Chief Executive Officer & General	NYFIX Millennium, L.L.C.
Counsel	Chief Financial Officer
100 S. Wacker Drive	100 Wall Street - 26th Floor
Suite 2012	New York, NY 10005
Chicago, IL 60606

Telephone: 312-960-1696	Telephone: 212-809-3542
Fax: 3l2-960-l369	Fax: 212-809-1013

11.2.                     Force Majeure. Notwithstanding any other term or condition of the Agreement, neither party and its third party providers, including, but not limited to, software, hardware, communications and data providers, shall be obligated to perform or observe their obligations undertaken in the Agreement (except for obligations to make payments hereunder and regulatory obligations) if prevented or hindered from doing so by any circumstances found to be beyond their control and without the gross negligence or willful misconduct on the part of either party. Such causes may include, without limitation, acts of God, acts of government in its sovereign or contractual capacity, power shortages or failures, utility or communication failure or delays, labor disputes, strikes, or shortages, supply shortages, equipment failures, or software malfunctions (each an “Event of Force Majeure”). The time for performance of any act delayed by such events may be postponed for a period of time equal to the delay. A party experiencing any Event of Force Majeure shall reasonably seek to advise the other party of the nature and anticipated duration of the Event of Force Majeure, and shall seek to mitigate the effects of such Event of Force Majeure on the other Party.

11.3.                     Arbitration.  All claims, disputes, controversies, and other matters in question between the parties to this Agreement arising out of, or relating to this Agreement, or to the breach hereof, shall be settled by final binding arbitration. The arbitration proceeding shall be held in the City of Chicago, State of Illinois, unless otherwise agreed by the parties. This arbitration proceeding shall be commenced and conducted consistent with Nasdaq Requirements, to the extent applicable, and otherwise shall be commenced and conducted consistent with the Commercial Arbitration Rules then in force of the American Arbitration Association. In no event shall such claim, dispute, controversy, or other matter in question be made later than one (1) year after the claim, dispute, controversy or other matter in question has arisen.

11.4.                     Headings.  The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

11.5.                     Amendment.  Except as otherwise provided herein, no provision of this Agreement and any schedules and attachments which are a part hereof, may be amended. modified or waived unless by an instrument in writing executed on behalf of each of the parties by their respective duly authorized officers.

11.6.                     Entire Agreement.  This Agreement and attached Schedule A, as amended from time to time and signed by both parties, shall constitute the entire agreement between both parties, and shall supersede all prior agreements, arrangements, representations or promises, whether oral or written.

11.7.                      Assignment.  This Agreement may not be assigned or transferred by either party to any other person or entity without the prior written consent of the nonassigning party, except that this Agreement may be assigned or transferred by either party to a third party in the event of the sale of substantially all of the assets to that third party.

11.8.                     Governing Law.  The laws of the State of Delaware shall govern this Agreement.

11.9.                     Severability.  If any provision of this Agreement shall be held invalid, the remaining provisions shall remain in full force and effect.

11.10.              Third-Party Beneficiaries.  The parities agree that the Executing Broker and the Clearing Broker which execute and clear trades on behalf of a party shall each be third-party beneficiaries of this Agreement with respect to the agreements and obligations of that party hereunder. All representations and warranties made by a party pursuant to this Agreement and all indemnities by a party pursuant to this Agreement shall inure also to the benefit of the Executing Broker and the Clearing Broker which execute and clear trades on behalf of that party, and such provisions shall confer legally enforceable rights upon them as if they were parties to this Agreement.

11.11.                No Joint Venture.  Nothing in this Agreement shall be construed to constitute or appoint Archipelago, on the one hand, or Millennium, on the other hand, as the partner, joint venturer, agent, business-trustees, or representative of the other party for any purpose whatsoever, or to grant to either party any rights or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever. This Agreement does not constitute a joint venture between the parties and the parties agree not to do any acts or take any position which would be inconsistent with the arrangements hereunder being treated as other than a joint venture.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

NYFIX Millennium, L.L.C.		ARCHIPELAGO, L.L.C.

By:	/s/ROBERT C. GASSER	By:	/s/GERALD D. PUTNAM

Robert C Gosser	Gerald D. Putnam
Print Name	Print Name

Title: CEO	Title: CEO

Schedule A

ORDER ROUTING

Archipelago. L.L.C. hereby authorizes Millennium to execute orders as set forth below:

Initial

1.                                                                                       Millennium Pass-Through: All Listed orders shall be routed to pass through the Millennium ATS System seeking Price Improvement or liquidity enhancement, unless Archipelago specifically directs that an order should go directly to a particular routing venue without passing through Millennium ATS.

2.                                                                                       Millennium Conditional: All Listed Conditional Orders reside within the Millennium ATS.

3.    GP                                                            DOT Routing: All Listed Orders that pass through Millennium and do not get executed in Millennium should be routed to NYSE DOT System, unless Archipelago specifically directs that an order should go directly to a particular routing venue without passing through Millennium ATS System.

4.    GP                                                            2$ Broker Routing: All Listed Orders that pass through Millennium and do not get executed in Millennium should he routed to an independent 2$ broker, unless the Archipelago specifically directs that an order should go directly to a particular routing venue without passing through Millennium ATS System.

Millennium hereby Archipelago to execute orders as set forth below:

Initial

1.    RCG                                                   Listed Pass-Through: Any listed orders routed to the Archipelago ATS System seeking Price Improvement or liquidity enhancement on its way to the Millennium ATS System.

2.    RCG                                                   OTC Orders: All OTC orders routed to the Archipelago ATS System seeking Price Improvement or liquidity enhancement may be posted in Archipelago’s ATS or passed on to another destination as directed by NYFIX Millennium.

ARCHIPELAGO, L.L.C.		NYFIX Millennium, L.L.C.

By:	/s/GERALD D. PUTNAM	By:	/s/ROBERT C. GASSER

Gerald D. Putnam		Robert C. Gasser
Print Name		Print Name
Title: CEO		Title: CEO
Date:	1/29/02	Date:	1/29/02

Schedule B

SERVICE CHARGES

Service Charges for the placement and/or execution of orders shall be assessed as follows:

1.                                       Where Archipelago’s Pass Through order is executed on the Millennium ATS System and receives price improvement, the Service Charge shall be [***] cents per share.

2.                                       Where Archipelago’s Pass Through order is executed on the NYSE DOT System, the charge shall be [***] cents per share.

3.                                       Where Millennium’s listed order is executed on the Archipelago ATS System, the charge shall be [***] cents per share.

4.                                       Where Millennium’s OTC order is executed on the Archipelago ATS System, the charge shall be [***] cents per share, for the first three months of the agreement. After which, the pricing schedule below will be used to determine the price based on the volume.

Volume of Shares	Cents per Share

[***]	[***]

5.                                       Each execution through the Millennium ATS System incurs a transaction fee pursuant to Section 31 of the Securities Exchange Act of 1934 (“SEC fee”), which Millennium will pay on Archipelago’s behalf to the appropriate self-regulatory organization.

The SEC fee will be assessed as a service charge on a per execution basis and will be either:

•                   deducted from the gross proceeds of each transaction or

•                   aggregated and billed monthly

ARCHIPELAGO, L.L.C.		NYFIX Millennium, L.L.C.

By:	/s/GERALD D. PUTNAM	By:	/s/ROBERT C. GASSER

Gerald D. Putnam		Robert C Gosser
Print Name		Print Name

Title: CEO		Title: CEO
Date: 1/29/02		Date: 1/29/02

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.